UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2022

NEW YORK COMMUNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31565	06-1377322
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

102 Duffy Avenue, Hicksville, New York 11801

(Address of principal executive offices)

(516) 683-4100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NYCB	New York Stock Exchange
Bifurcated Option Note Unit SecuritiES SM	NYCB PU	New York Stock Exchange
Fixed-to-Floating Rate Series A Noncumulative Perpetual Preferred Stock, $0.01 par value	NYCB PA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CURRENT REPORT ON FORM 8-K

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 1, 2022, before the opening of business, New York Community Bancorp, Inc., a Delaware corporation (“NYCB”), completed its previously announced acquisition of Flagstar Bancorp, Inc., a Michigan corporation (“Flagstar”), on the terms and subject to the conditions set forth in that certain Agreement and Plan of Merger, dated as of April 24, 2021 (the “Original Agreement”), by and among NYCB, 615 Corp., a Delaware corporation and a direct, wholly-owned subsidiary of NYCB (“Merger Sub”), and Flagstar, as amended by Amendment No. 1 to the Original Agreement, dated as of April 26, 2022 (“Amendment No. 1”), by and among NYCB, Merger Sub and Flagstar, and as further amended by Amendment No. 2 to the Original Agreement, dated as of October 27, 2022 (“Amendment No. 2,” and the Original Agreement, as amended by Amendment No. 1 and Amendment No. 2, the “Merger Agreement”), by and among NYCB, Merger Sub and Flagstar. At the closing, (i) Merger Sub merged with and into Flagstar (the “Merger”), with Flagstar as the surviving entity, and (ii) immediately thereafter, Flagstar merged with and into NYCB (the “Holdco Merger”), with NYCB as the surviving entity.

On December 1, 2022, following the Holdco Merger, Flagstar Bank, FSB converted (the “Conversion”) from a federally chartered stock savings bank into Flagstar Bank, N.A., a national banking association (“Flagstar NA”), and, promptly following the Conversion, New York Community Bank, a New York State-chartered savings bank and subsidiary of NYCB (“NYCB Bank”), merged with and into Flagstar NA (the “Bank Merger,” and, together with the Merger, the Holdco Merger and the Conversion, the “Transactions”), so that Flagstar NA is the surviving bank in the Bank Merger.

Merger Consideration

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of Flagstar outstanding immediately prior to the Effective Time (“Flagstar Common Stock”), except for certain shares held by NYCB or Flagstar, which shares were cancelled without receipt of any consideration, was converted into the right to receive 4.0151 shares (the “Exchange Ratio”) of the common stock, par value $0.01 per share, of NYCB (“NYCB Common Stock”) (the “Merger Consideration”). Holders of Flagstar Common stock will receive cash in lieu of fractional shares of NYCB Common Stock.

Treatment of Flagstar Equity Awards

Pursuant to the terms of the Merger Agreement, at the Effective Time, each outstanding time-based restricted stock unit award (a “Flagstar RSU”) under Flagstar’s 2016 Stock Award and Incentive Plan (the “Flagstar Stock Plan”) ceased to represent a restricted stock unit denominated in Flagstar Common Stock and was converted into a number of time-based restricted stock units denominated in NYCB Common Stock (each, an “NYCB RSU”) equal to the product of (i) the number of shares of Flagstar Common Stock subject to such Flagstar RSU immediately prior to the Effective Time (including any applicable dividend equivalents), multiplied by (ii) the Exchange Ratio.

Also pursuant to the terms of the Merger Agreement, at the Effective Time, each outstanding performance share unit (a “Flagstar PSU”) under the Flagstar Stock Plan for which the applicable performance period was complete, including awards granted prior to the date of the Merger Agreement under Flagstar’s Executive Long-Term Incentive Program and Flagstar PSUs granted in 2019, whether vested or unvested, ceased to represent a performance share unit denominated in shares of Flagstar Common Stock and was converted into the right to receive the Merger Consideration in respect of the number of shares of Flagstar Common Stock underlying such Flagstar PSU immediately prior to the Effective Time based on actual performance through completion of the applicable performance period, which was determined by the compensation committee of the board of directors of Flagstar.

Each Flagstar PSU determined not to have completed the applicable performance period at the Effective Time ceased to represent a performance share unit denominated in shares of Flagstar Common Stock and was converted into an NYCB RSU. The number of shares of NYCB Common Stock subject to each such NYCB RSU is equal to the product of (i) the number of shares of Flagstar Common Stock subject to such Flagstar PSU immediately prior to the Effective Time (including any applicable dividend equivalents) based on (a) in the case of Flagstar PSUs granted in 2020, 150% of the target level of performance and (b) in the case of Flagstar PSUs granted in 2021 and thereafter, the target level of performance multiplied by (ii) the Exchange Ratio.

The NYCB RSUs continue to be governed by the same terms and conditions (including employment vesting terms but excluding performance conditions, after giving effect to any “change in control” post-termination protections under the applicable Flagstar Stock Plan or award agreement; provided that such protections have been extended to apply until 18 months after the Effective Time) as were applicable to the applicable Flagstar RSU or Flagstar PSU immediately prior to the Effective Time.

At the Effective Time, each outstanding restricted stock award held by a Flagstar director (a “Flagstar Restricted Share Award”) under the Flagstar Stock Plan, whether vested or unvested, became fully vested and converted into, and became exchanged for, the Merger Consideration in respect of the number of shares of Flagstar Common Stock subject to each such Flagstar Restricted Share Award.

The foregoing description of the Merger Agreement and the Transactions does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

In connection with the Transactions, at the Effective Time, NYCB assumed Flagstar’s obligations as required by the indentures and certain related agreements with respect to Flagstar’s outstanding trust preferred securities consisting of (i) $26 million of its floating rate junior subordinated debt securities due December 26, 2032; (ii) $26 million of its floating rate junior subordinated debt securities due April 7, 2033; (iii) $26 million of its floating rate junior subordinated debt securities due March 19, 2033; (iv) $26 million of its floating rate junior subordinated debt securities due January 7, 2035; (v) $26 million of its floating rate junior subordinated debt securities due April 7, 2035; (vi) $51 million of its floating rate junior subordinated debt securities due June 15, 2035; (vii) $25 million of its floating rate junior subordinated debt securities due October 7, 2035; (viii) $25 million of its floating rate junior subordinated debt securities due September 15, 2037; and (ix) $16 million of its floating rate junior subordinated debt securities due September 15, 2037 (collectively, the “Trust Preferred Securities”). In connection with the Transactions, at the Effective Time, NYCB also assumed Flagstar’s obligations with respect to $150 million aggregate principal amount of 4.125% fixed-to-floating rate subordinated notes due November 1, 2030 (the “2030 Notes”).

The supplemental indentures pursuant to which NYCB assumed the Trust Preferred Securities and the 2030 Notes, as well as the original indentures pursuant to which the Trust Preferred Securities and the 2030 Notes were issued, have not been filed herewith pursuant to Item 601(b)(4)(v) of Regulation S-K under the Securities Act of 1933, as amended. NYCB agrees to furnish a copy of such indentures to the Securities and Exchange Commission (the “Commission”) upon request.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Directors

In accordance with the terms of the Merger Agreement and the Bylaws Amendment (as defined under Item 5.03 below), as of the Effective Time, the number of directors that comprise the full board of directors of NYCB (the “Board”) was increased to 12, of which (i) eight were directors of NYCB immediately prior to the Effective Time and (ii) four were directors of Flagstar immediately prior to the Effective Time (the “Flagstar Designated Directors”). In accordance with the Further Bylaws Amendment (as defined under Item 5.03 below), as of the effective time of the Bank Merger (the “Bank Merger Effective Time”), the number of directors that comprise the full Board was further increased to 14, of which the two vacancies resulting from such increase were filled by a director selected by NYCB (the “Additional NYCB Designated Director”) and a director of Flagstar immediately prior to the Effective Time (the “Additional Flagstar Designated Director”).

Resignation of Directors

In connection with the Transactions, at the Effective Time, Dominick Ciampa and James J. O’Donovan (the “Resigning Directors”) resigned as members of the Board. The resignations of the Resigning Directors were not the result, in whole or in part, of any disagreement with NYCB or NYCB’s management.

In connection with the Transactions, at the Effective Time, Thomas R. Cangemi, the President and Chief Executive Officer of NYCB, ceased serving as Chairman of the Board. Mr. Cangemi continues to serve as a director of NYCB.

Continued Service of Directors; Election of Directors

The eight directors of NYCB immediately prior to the Effective Time that continue to serve on the Board, in each case effective from and after the Effective Time, are as follows: Mr. Cangemi, Hanif “Wally” Dahya, Leslie D. Dunn, Marshall J. Lux, Ronald A. Rosenfeld, Lawrence Rosano, Jr., Larry J. Savarese and Robert Wann.

The four Flagstar Designated Directors that were appointed by the Board to fill the vacancies resulting from the resignations referred to above and the increase in the size of the Board to 12 as of the Effective Time, in each case effective from and after the Effective Time, are as follows: Alessandro P. DiNello, Peter Schoels, David L. Treadwell and Jennifer R. Whip. The Additional NYCB Designated Director and the Additional Flagstar Designated Director that were appointed to the Board to fill the vacancies resulting from the further increase in the size of the Board to 14 as of the Bank Merger Effective Time, in each case effective from and after the Bank Merger Effective Time, are James J. Carpenter and Toan C. Huynh, respectively. The Board continues to be divided into three classes, with Mr. DiNello appointed to the term of the Board that expires at the 2023 annual meeting of shareholders, Messrs. Carpenter and Treadwell and Ms. Whip appointed to the term of the Board that expires at the 2024 annual meeting of shareholders and Ms. Huynh and Mr. Schoels appointed to the term of the Board that expires at the 2025 annual meeting of shareholders.

Pursuant to the Merger Agreement, effective as of the Effective Time, Mr. DiNello, the President and Chief Executive Officer of Flagstar prior to the Effective Time, was appointed Non-Executive Chairman of the Board, and Mr. Dahya, a director of NYCB prior to the Effective time, was appointed to the newly created position of Presiding Director of the Board.

Other than the Merger Agreement, there are no arrangements between the Flagstar Designated Directors, the NYCB Additional Designated Director or the Flagstar Additional Designated Directors (collectively, the “New Directors”) and any other person pursuant to which the New Directors were selected as directors. There are no transactions in which any Flagstar Designated Directors or Flagstar Additional Designated Director has an interest requiring disclosure under Item 404(a) of Regulation S-K. The New Directors will serve as non-employee members of the Board and will be compensated for such service in accordance with NYCB’s non-employee director compensation program on the same basis as other non-employee directors.

The NYCB Additional Designated Director, Mr. Carpenter, was Senior Executive Vice President and Chief Lending Officer of NYCB prior to January 1, 2020. In December 2019, NYCB and Mr. Carpenter entered into a three-year consulting agreement (the “Consulting Agreement”), pursuant to which Mr. Carpenter provides advisory services to NYCB, including its loan officers. Mr. Carpenter’s service as an independent consultant to NYCB began on January 1, 2020. Pursuant to the Consulting Agreement, as consideration for his services, Mr. Carpenter receives a monthly consulting retainer of $67,000.00 and continues to vest in certain stock-based benefits. NYCB expects that Mr. Carpenter will cease providing advisory services under the Consulting Agreement, and the Consulting Agreement will terminate, as of the end of December 2022. The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Biographies of the Flagstar Designated Directors and the Additional Flagstar Designated Director can be found in Flagstar’s 2022 Proxy Statement filed with the Commission on April 14, 2022, which is incorporated into this Item 5.02 by reference.

Board Committee Assignments after the Merger and the Bank Merger

The Flagstar Designated Directors and the Additional Flagstar Designated Director will serve on the following committees of the Board, effective upon completion of the Transactions: Mr. Treadwell and Ms. Whip will serve on the Audit Committee; Ms. Whip will serve on the Compensation Committee; Mr. DiNello will serve on the Executive Committee; Messrs. Schoels and Treadwell will serve on the Nominating and Corporate Governance Committee; Ms. Huynh, Mr. Treadwell and Ms. Whip will serve on the Risk Assessment Committee; and Mr. DiNello, Ms. Huynh and Mr. Schoels will serve on the Technology Committee. The Additional NYCB Designated Director, Mr. Carpenter, will serve on the Risk Assessment Committee, effective upon completion of the Transactions.

Restrictive Covenants Agreement

As previously described in the amended prospectus included in the post-effective amendment to the registration statement on Form S-4 (File No. 333-257045) filed by NYCB with the Commission and declared effective on October 11, 2022 (the “Amended Prospectus”), Mr. DiNello entered into a non-competition and non-solicitation agreement (the “restrictive covenants agreement”) with Flagstar in connection with the Merger which provides for Mr. DiNello to be subject to certain non-competition and other restrictive covenants in exchange for certain payments to be made to Mr. DiNello, and also provides that Mr. DiNello would receive his severance entitlements in connection with his termination of employment with Flagstar upon the closing of the Merger. The restrictive covenants agreement was amended and restated on November 28, 2022 to provide that such cash payments would be made prior to the closing of the Merger, without regard to whether Mr. DiNello has terminated employment with Flagstar at such time, subject to execution and non-revocation of a release agreement. The foregoing description of the restrictive covenants agreements does not purport to be complete and is qualified in its entirety to the full text of the amended and restated restrictive covenants agreement, which is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Executive Officers

Pursuant to the Merger Agreement, effective as of the Effective Time, (i) Robert Wann, the Chief Operating Officer of NYCB prior to the Effective Time, ceased serving in such capacity; (ii) Lee M. Smith, the Executive Vice President and President of Mortgage of Flagstar prior to the Effective Time, was appointed Senior Vice President and President of Mortgage of NYCB; and (iii) Reginald E. Davis, the Executive Vice President and President of Banking of Flagstar prior to the Effective Time, was appointed Senior Vice President and President of Banking at NYCB.

Employment Agreements

As previously described in the Amended Prospectus, each of Mr. Smith and Mr. Davis entered into an employment agreement with NYCB setting forth the terms of his employment with NYCB following the Effective Time (the “Employment Agreements”). The description of the Employment Agreements under the section of the Amended Prospectus entitled “The Merger—Interests of Certain Flagstar Directors and Executive Officers in the Merger—NYCB Employment Agreements” is incorporated herein by reference.

In addition, in connection with the transactions contemplated by the Merger Agreement, Mr. Cangemi entered into a letter agreement with NYCB that amended certain provisions of Mr. Cangemi’s existing employment arrangements with NYCB, which provides that effective as of the Effective Time, Mr. Cangemi will continue to serve as the President and Chief Executive Officer of NYCB, but will cease to serve as Chairman of the Board, and for specified termination rights and benefits in connection with the Merger. The description of such letter agreement under the section of the Amended Prospectus entitled “The Merger—Interests of Certain NYCB Directors and Executive Officers in the Merger—CEO Letter Agreement” is incorporated herein by reference. Such description of the letter agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the letter agreement, which is filed as Exhibit 10.3 to this Current Report and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the Merger and in accordance with the Merger Agreement, effective as of the Effective Time, the bylaws of NYCB were amended and restated to reflect certain governance matters (such amendment, the “Bylaws Amendment,” and NYCB’s bylaws, as amended and restated in accordance with the Bylaws Amendment, the “Interim Amended and Restated Bylaws”). Effective as of the Bank Merger Effective Time, the Interim Amended and Restated Bylaws were further amended and restated to reflect certain additional governance matters (such amendment, the “Further Bylaws Amendment,” and the Interim Amended and Restated Bylaws, as amended and restated in accordance with the Further Bylaws Amendment, the “Amended and Restated Bylaws”).

The Bylaws Amendment provides that, effective as of the Effective Time, Mr. DiNello will serve as the Non-Executive Chairman of the Board and Mr. Cangemi will serve as the President and Chief Executive Officer of NYCB. The Bylaws Amendment also provides that, from and after the Effective Time and until the 24-month anniversary of the Effective Time (the “Specified Period”), any removal of Mr. DiNello in his capacity as Non-Executive Chairman of the Board or Mr. Cangemi in his capacity as President and Chief Executive Officer of NYCB, certain amendments or modifications to any employment agreements of either of them, any termination of employment of Mr. Cangemi by NYCB or any of its subsidiaries, or any modification of the reporting relationship of Mr. Cangemi to the Board, will, in each case, require the affirmative vote of at least 75% of the entire Board. The Bylaws Amendment also provides that, during the Specified Period, the Presiding Director of the Board will be an independent director who was a director of NYCB immediately prior to the Effective Time, and that the initial Presiding Director will be Mr. Dahya.

The Bylaws Amendment also provides that, subject to the rights of the holders of any class or series of preferred stock of NYCB, as of the Effective Time, the number of directors that comprise the full Board is 12, of which (i) eight were directors of NYCB immediately prior to the Effective Time, including Mr. Cangemi, and (ii) four were Flagstar Designated Directors, including Mr. DiNello. The Further Bylaws Amendment provides that, subject to the rights of the holders of any class or series of preferred stock of NYCB, as of the Bank Merger Effective Time, the number of directors that comprise the full Board is 14, of which the two vacancies resulting from such increase would be filled by (i) a director of or consultant to NYCB immediately prior to the Effective Time and (ii) a director of Flagstar immediately prior to the Effective Time.

The Bylaws Amendment provides that, at the Effective Time, NYCB will invite all directors of Flagstar immediately prior to the Effective Time, other than the Flagstar Designated Directors, to become members of an advisory board of NYCB (the “Advisory Board”), and will cause all such individuals who accept such invitation to be elected or appointed for a two-year term from the closing date as members of the Advisory Board. Such members of the Advisory Board will serve on the Advisory Board during the two-year term or until their respective earlier death or resignation, during which two-year term such members will each receive quarterly compensation of $10,000 per quarter served.

The Bylaws Amendment provides that, during the Specified Period, the Board will have and maintain as standing committees an Audit Committee, a Compensation Committee, a Nominating & Corporate Governance Committee, a Risk Assessment Committee and a Technology Committee. Pursuant to the Bylaws Amendment, during the Specified Period, effective as of the Effective Time, Mr. Treadwell, a Flagstar Designated Director, will serve as Chairman of the Risk Assessment Committee. The Bylaws Amendment provides that, during the Specified Period, each committee of the Board will include at least one Flagstar Designated Director or any director that fills a vacancy of, or succeeds, any Flagstar Designated Director (a “Flagstar Legacy Director”), except that if any such committee has more than five members, it will have at least two Flagstar Legacy Directors. The Further Bylaws Amendment provides that the Additional Flagstar Designated Director will be considered a Flagstar Designated Director for purposes of the foregoing provision.

The foregoing summary of the Bylaws Amendment and the Further Bylaws Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Interim Amended and Restated Bylaws and the Amended and Restated Bylaws, as applicable, copies of which are filed hereto as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report and are incorporated herein by reference.

Item 8.01	Other Events

On December 1, 2022, NYCB issued a press release announcing the completion of the Merger. A copy of the press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a) Financial statements of business acquired

The financial statements of Flagstar required by Item 9.01(a) of Form 8-K will be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.

(b) Pro forma financial information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

The following exhibits are filed as part of this Current Report:

Exhibit No.

2.1	Agreement and Plan of Merger, dated as of April 24, 2021, by and among New York Community Bancorp, Inc., 615 Corp., a wholly-owned subsidiary of New York Community Bancorp, Inc. and Flagstar Bancorp, Inc. * (1)

2.2	Amendment No. 1, dated April 26, 2022, to the Agreement and Plan of Merger, dated April 24, 2021 by and among New York Community Bancorp, Inc., 615 Corp., and Flagstar Bancorp, Inc. (2)

2.3	Amendment No. 2 to Agreement and Plan of Merger, dated as of October 27, 2022, by and among New York Community Bancorp, Inc., 615 Corp. and Flagstar Bancorp, Inc. (3)

3.1	Interim Amended and Restated Bylaws.

3.2	Amended and Restated Bylaws.

10.1	Consulting Agreement, dated as of December 19, 2019, by and among New York Community Bancorp, Inc., New York Community Bank and James J. Carpenter** (4)

10.2	Amended and Restated Non-Competition and Non-Solicitation Agreement, dated November 28, 2022, by and between Flagstar Bancorp, Inc. and Alessandro DiNello**

10.3	Letter Agreement, dated as of April 24, 2021, by and between New York Community Bancorp, Inc. and Thomas Cangemi** (1)

99.1	Press Release, dated December 1, 2022.

104	Cover Page Interactive File (embedded within the Inline XBRL document)

*

Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

**	Management plan or compensation plan arrangement.
(1)	Incorporated by reference to Exhibits to NYCB’s Form 8-K filed with the Securities and Exchange Commission on April 27, 2021 (File No. 1-31565).

(2)	Incorporated by reference to Exhibits to NYCB’s Form 8-K filed with the Securities and Exchange Commission on April 27, 2022 (File No. 1-31565).
(3)	Incorporated by reference to Exhibits to NYCB’s Form 8-K filed with the Securities and Exchange Commission on October 28, 2022 (File No. 1-31565).
(4)	Incorporated by reference to Exhibits to NYCB’s Form 10-K/A for the year ended December 31, 2019 filed with the Securities and Exchange Commission on May 18, 2020 (File No. 1-31565).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2022	NEW YORK COMMUNITY BANCORP, INC.

/s/ Salvatore J. DiMartino
	Name:	Salvatore J. DiMartino
	Title:	Senior Managing Director Director, Investor Relations and Strategic Planning